Exhibit 10.4

AMENDMENT NO. 14 TO THIRD AMENDED AND

RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 14 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 27, 2009 by and among:

(a) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller” or “YRRFC”),

(b) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”),

(c) JPMorgan Chase Bank, N.A. (“JPMorgan”), SunTrust Bank (“SunTrust”), Wachovia Bank, National Association (“Wachovia”), and The Royal Bank of Scotland plc (“RBS”) as successor to ABN AMRO Bank N.V. (each of the foregoing a “Committed Purchaser”),

(d) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”),

(e) Wachovia, as letter of credit issuer (the “LC Issuer”),

(f) SunTrust Robinson Humphrey, Inc., Wachovia, RBS and JPMorgan (each of the foregoing, a “Co-Agent”), and

(g) JPMorgan, as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”), with respect to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among the Seller, the Committed Purchasers, the Conduits, the LC Issuer and the Agents (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the RPA.

2. Amendments to RPA. Effective as of the Effective Date (as defined herein), subject to the satisfaction of the conditions precedent set forth in Section 3 below, the RPA is hereby amended as follows:

(a) Section 1.5(d) of the RPA is hereby amended to insert the following proviso immediately at the end thereof:

;provided that, with respect to any payment required to reduce the Effective Receivable Interest to 100%, the Servicer shall not be required to remit such payment under this Section 1.5(d) if the amount of such payment would be less than $1,000,000.

(b) Section 1.5(e) of the RPA is hereby amended to insert the following proviso immediately at the end of the first sentence thereof:

;provided that, with respect to any payment required to reduce the Effective Receivable Interest to 100%, the Servicer shall not be required to remit such payment under this Section 1.5(e) if the amount of such payment would be less than $1,000,000.

(c) Section 2.2(b) of the RPA is hereby amended to insert the phrase “, subject to the terms of the Co-Agents’ Fee Letter,” immediately before the words “the Seller shall pay”.

(d) Section 5.1(b) of the RPA is hereby amended to delete the word “and” at the end of clause (v), to replace the period at the end of clause (vi) with a semi-colon, and to insert the following clauses (vii) and (viii) in proper numerical order:

(vii) Appointment of Independent Director. The decision to appoint a new director of the Seller as an “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and shall certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”; and

(viii) Deferral Termination Events or Deferral Suspension Events. The occurrence of each Deferral Termination Event or Deferral Suspension Event under and as each term is defined in the YRCW Credit Agreement, by a statement of the Chief Financial Officer of the Seller.

3.

(a) Section 5.1(k)(vi) of the RPA is hereby amended and restated in its entirety as follows:

(vi) at all times have a Board of Directors that includes at least two (2) Independent Directors;

(b) Section 5.1(k) of the RPA is hereby amended to delete the reference to “and” appearing at the end of clause (xii), to replace the period at the end of clause (xiii) with a semi-colon followed by the word “and”, and to insert the following clause (xiv) in proper numerical order:

(xiv) maintain its corporate charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its

Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement; and (2) its corporate charter, at all times that this Agreement is in effect, provides for (x) not less than ten (10) days’ prior written notice to the Agents of the replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and (y) the condition precedent to giving effect to such replacement or appointment that the Administrative Agent shall have determined in its reasonable judgment that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(c) Section 7.1(d) of the RPA is hereby amended and restated in its entirety as follows:

(d) As at the end of any Calculation Period:

(i) the average of the Delinquency Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed 3.50% at any time;

(ii) the average of the Dilution Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed 12.00% at any time; or

(iii) the average of the Default Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed 3.50% at any time;

provided, however, in the case of each of the foregoing clauses (i), (ii) and (iii), all Receivables owing from General Motors Corporation, its successors or assigns or any of its Affiliates shall be excluded from all calculations of Delinquency Ratios, Dilution Rations and Default Ratios for the month of May, 2009 and for each month thereafter.

(d) Section 7.1(f) of the RPA is hereby amended and restated in its entirety as follows:

(f) The Effective Receivable Interest hereunder shall at any time exceed 100%; provided that a Servicer Default shall not occur at such time if the amount of the reduction to the Credit Exposure required in order to reduce the Effective Receivable Interest to 100% is less than $1,000,000 .

(e) Section 7.1 of the RPA is hereby amended to insert clause (l) in proper alphabetical order:

(l) Any Person shall be appointed as an Independent Director of the Seller without prior notice thereof having been given to the Agents in accordance with Section 5.1(b)(vii) or without the written acknowledgement by the Administrative Agent that such Person conforms, in the reasonable judgment of the Administrative Agent, with the criteria set forth in the definition herein of “Independent Director.”

(f) The definition of “Aggregate Reserve Percentage” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Aggregate Reserve Percentage” means on any date of determination, the sum of (a) the Loss Reserve Percentage, plus (b) the Discount Reserve Percentage, plus (c) the Dilution Reserve Percentage, plus (d) the Servicer Fee Percentage, plus (e) from and after November 30, 2009, if the Administrative Agent has not notified the other Agents and the Seller that (i) it has received a report regarding the audit of the Receivables in progress by FTI Consulting, Inc. as of October 5, 2009, under Section 5.1(d) of this Agreement and (ii) all material issues of noncompliance of Receivables with this Agreement or the Credit and Collection Policy identified in such report have been resolved to the reasonable satisfaction of the Committed Purchasers, the Audit Reserve Percentage.

(g) The chart appearing in the definition of “Calculation Period” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

CALCULATION PERIOD	CALENDAR MONTH	ACCOUNTING PERIOD	CORRESPONDING DATES
8	August 2009	4 weeks	8/2/09 - 8/29/09
9	September 2009	5 weeks	8/30/09 - 10/3/09
10	October 2009	4 weeks	10/4/09 - 10/31/09
11	November 2009	4 weeks	11/1/09 - 11/28/09
12	December 2009	5 weeks	11/29/09 - 12/31/09
1	January 2010	4 weeks	1/1/10 - 1/30/10
2	February 2010	4 weeks	1/31/10 - 2/27/10
3	March 2010	5 weeks	2/28/10 - 4/3/10
4	April 2010	4 weeks	4/4/10 - 5/1/10
5	May 2010	4 weeks	5/2/10 - 5/29/10
6	June 2010	5 weeks	5/30/10 - 7/3/10
7	July 2010	4 weeks	7/4/10 - 7/31/10
8	August 2010	4 weeks	8/1/10 - 8/28/10
9	September 2010	5 weeks	8/29/10 - 10/2/10
10	October 2010	4 weeks	10/3/10 - 10/30/10
11	November 2010	4 weeks	10/31/10 - 11/27/10
12	December 2010	5 weeks	11/28/10 - 12/31/10

(h) The definition of “Change of Control” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Change of Control” means (i) the occurrence of a “Change of Control” under and as defined in the YRCW Credit Agreement; or (ii) YRC Worldwide Inc. shall cease to own, directly or indirectly, all of the outstanding shares of voting stock of the Seller on a fully diluted basis; or (iii) YRC Worldwide Inc. shall cease to own, directly or indirectly, all of the outstanding shares of voting stock of each Originator on a fully diluted basis.

(i) The definition of “Co-Agents’ Fee Letter” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Co-Agents’ Fee Letter” means, collectively, (i) the fourth amended and restated Co-agents’ fee letter, dated as of October 27, 2009 by and among the Agents, the LC Issuer and the Seller and (ii) the Co-Agents’ fee letter, dated as of October 27, 2009, between the Three Pillars Agent and the Seller, as each letter may be further amended, restated, supplemented or otherwise modified from time to time.

(j) The definition of “Fee Letters” set forth in Exhibit I to the RPA is hereby amended to delete the reference to “Co-Agents’ Fee Letter” therein and to substitute “Co-Agents’ Fee Letters” therefor.

(k) The definitions of “Group Commitment” and “Group Limit” set forth in Exhibit I to the RPA are hereby amended and restated in their entirety as follows:

“Group Commitment” and “Group Limit” means, for each Group, the amount set forth next to its name in the table below under the applicable column heading:

GROUP NAME	GROUP LIMIT	GROUP COMMITMENT
Wachovia Group	$73,333,333.00	$73,333,333.00
Falcon Group	$139,666,667.00	$139,666,667.00
Three Pillars Group	$87,000,000.00	$87,000,000.00
Amsterdam Group	$100,000,000.00	$100,000,000.00

(l) The definition of “LC Sublimit” set forth in Exhibit I to the RPA is hereby amended to delete the reference to “$105,000,000” therein and to substitute “$84,000,000” therefor.

(m) The definition of “LIBOR Market Rate Index” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“LIBOR Market Index Rate” means, for any day, the interest rate per annum equal to the three-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or, if not so reported, then as determined by the Wachovia Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, plus any applicable gross-up for reserves applicable to LIBOR fundings.

(n) The definitions of “Liquidity”, “Liquidity Amount” and Liquidity Notification Date” set forth in Exhibit I to the RPA are hereby deleted in their entirety.

(o) The definition of “Stated Liquidity Termination Date” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Stated Liquidity Termination Date” means October 26, 2010; provided that if the Administrative Agent notifies the other Agents and the Seller that it has not received evidence satisfactory to the Administrative Agent that the Recapitalization Transaction has been completed on or prior to December 16, 2009, then the “Stated Liquidity Termination Date” shall be February 11, 2010.

(p) The definition of “Trigger Event” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Trigger Event” means (a) from and after the earlier of (i) the date of consummation of the Recapitalization Transaction and (ii) December 16, 2009, the failure of the Performance Guarantor to maintain Available Cash equal to or greater than $75,000,000 at all times, (b) the failure of the Performance Guarantor to maintain, as of the end of the accounting periods set forth below, Consolidated EBITDA in the minimum level set forth below next to such accounting period (for each such period, “Minimum Consolidated EBITDA”);

Period	Minimum Consolidated EBITDA
For the fiscal quarter ending on June 30, 2010	$65,000,000
For the two consecutive fiscal quarters ending September 30, 2010	$135,000,000
For the three consecutive fiscal quarters ending December 31, 2010	$200,000,000
For the four consecutive fiscal quarters ending March 31, 2011	$270,000,000
For the four consecutive fiscal quarters ending June 30, 2011	$270,000,000
For the four consecutive fiscal quarters ending September 30, 2011	$280,000,000
For the four consecutive fiscal quarters ending December 31, 2011	$270,000,000
For the four consecutive fiscal quarters ending March 31, 2012	$300,000,000
For the four consecutive fiscal quarters ending June 30, 2012	$330,000,000

or (c) as of the end of the accounting periods set forth below, Capital Expenditures of the Performance Guarantor and its Subsidiaries shall exceed the amount set forth below next to such accounting period:

Period	Maximum Capital Expenditures
For the fourth fiscal quarter in 2009	$30,000,000
For the four consecutive fiscal quarters ending December 31, 2009	$60,000,000
For any single fiscal quarter in 2010	$57,500,000
For the four consecutive fiscal quarters ending December 31, 2010	$115,000,000
For any single fiscal quarter in 2011	$72,500,000
For the four consecutive fiscal quarters ending December 31, 2011	$145,000,000
For any single fiscal quarter in 2012	$50,000,000

(q) Exhibit I to the RPA is hereby amended to insert the following definitions in proper alphabetical order:

(i) “Available Cash” shall have the meaning specified in the YRCW Credit Agreement.

(ii) “Independent Director” means a member of the Board of Directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of the Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than the Seller), (B) a supplier to any of the Independent Parties or the Seller, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties or the Seller, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties or the Seller; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

(iii) “Recapitalization Transaction” shall have the meaning specified in the YRCW Credit Agreement.

(r) The Commitment set forth on the signature page for JPMorgan is hereby amended to delete the reference to “$174,583,333.00” therein and to substitute “$139,666,667.00” therefor.

(s) The Commitment set forth on the signature page for SunTrust is hereby amended to delete the reference to “$108,750,000.00” therein and to substitute “$87,000,000.00” therefor.

(t) The Commitment set forth on the signature page for Wachovia is hereby amended to delete the reference to “$91,666,667.00” therein and to substitute “$73,333,333.00” therefor.

(u) The Commitment set forth on the signature page for RBS is hereby amended to delete the reference to “$125,000,000.00” therein and to substitute “$100,000,000.00” therefor.

4. Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”) when each of the following conditions precedent have been satisfied or waived:

(a) the Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent: (i) counterparts of this Amendment, duly executed by the Seller, each Agent and each Purchaser, (ii) a duly executed copy of Amendment No. 12 to Credit Agreement, dated as of October 27, 2009, among the Performance Guarantor, as borrower, the entities party thereto as Canadian Borrowers, the entities party thereto as UK Borrowers, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as administrative agent (“Amendment No. 12”), (iii) a fully executed copy of the Fourth Amended and Restated Co-Agents’ Fee Letter of even date herewith, duly executed by the Seller and each Agent and (iv) evidence satisfactory to it that the Seller’s charter has been amended as necessary to comply with the requirements set forth in Section 2(f) above;

(b) on or before December 16, 2009, the conditions precedent set forth in Section 2 of Amendment No. 12 have been satisfied; and

(c) the Seller shall have paid the reasonable legal fees and disbursements of the Administrative Agent’s counsel, Sidley Austin LLP, invoiced on or prior to the date on which the conditions described in clauses (a) and (b) above have been satisfied.

5. Representations and Warranties. In order to induce the other parties to enter into this Amendment, (a) the Seller hereby represents and warrants to the Agents, the LC Issuer and the Purchasers that after giving effect to the amendments contained in Section 2 above, (i) no Servicer Default or Potential Servicer Default exists and is continuing as of the Effective Date (as defined herein), (ii) the RPA, as amended hereby, constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii)

excluding Section 3.1(k) of the RPA solely insofar as it relates to the absence of a Material Adverse Effect of the type described in clause (i) of the definition of such term (as to which no representation or warranty is made hereby), each of the Seller’s representations and warranties contained in the RPA is correct as of the Effective Date and (b) the Performance Guarantor hereby consents to the amendment herein contained and ratifies and confirms that the Performance Undertaking remains in full force and effect.

6. Ratification. Except as modified hereby, the RPA is hereby ratified, approved and confirmed in all respects.

7. Reference to Agreement. From and after the Effective Date, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the RPA as modified by this Amendment.

8. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Amendment.

9. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:
Name:
Title:

YRC WORLDWIDE INC., as Performance Guarantor

By:
Name:
Title:

SUNTRUST ROBINSON HUMPHREY, INC., as Three Pillars Agent

By:
Name:
Title:

SUNTRUST BANK, as a Committed Purchaser

By:
Name:
Title:

THREE PILLARS FUNDING LLC, as a Conduit

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser, as Falcon Agent and as Administrative Agent

By:
Name:
Title:

FALCON ASSET SECURITIZATION COMPANY LLC, as a Conduit

BY: JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as LC Issuer and as Wachovia Agent

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Purchaser and as Amsterdam Agent

By: RBS SECURITIES INC., as its agent

By:
Name:
Title:

AMSTERDAM FUNDING CORPORATION, as a Conduit

By:
Name:
Title: